UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 28, 2016

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Connecticut Path

Framingham, MA 01701

(Address of principal executive offices)

Registrant’s telephone number, including area code:

508.739.0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2016, HeartWare International, Inc. (the “Company”) entered into a Cooperation Agreement with Engaged Capital, LLC, Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital II Offshore Ltd., Engaged Capital Holdings, LLC and Glenn W. Welling (collectively, “Engaged Capital”) pursuant to which, subject to the terms of the Cooperation Agreement, the Company agreed, among other things, to jointly select an additional independent director to be appointed to the Company’s board of directors and form a business strategy committee of the Company’s board of directors. In addition, Engaged Capital agreed to withdraw its previously nominated slate of directors for election at the Company’s 2016 annual meeting of stockholders and to certain customary standstill provisions.

A copy of the Cooperation Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference. A copy of the Company’s press release announcing the Company’s entry into the Cooperation Agreement is attached hereto as Exhibit 99.1 and is also hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of January 28, 2016, by and among HeartWare International, Inc., Engaged Capital, LLC, Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital II Offshore Ltd., Engaged Capital Holdings, LLC and Glenn W. Welling.

99.1	Press Release issued by HeartWare International, Inc. dated January 28, 2016, regarding Engaged Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: January 28, 2016	By:	/s/ Lawrence J. Knopf
	Name:	Lawrence J. Knopf
	Title:	Senior Vice President, General Counsel and
Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of January 28, 2016, by and among HeartWare International, Inc., Engaged Capital, LLC, Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital II Offshore Ltd., Engaged Capital Holdings, LLC and Glenn W. Welling.

99.1	Press Release issued by HeartWare International, Inc. dated January 28, 2016, regarding Engaged Capital.